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Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Shazia Flores
U.S. Bank National Association
5555 San Felipe, Suite 1150
Houston, Texas 77056
(713) 235-9209
(Name, address and telephone number of agent for service)

Plains All American Pipeline, L.P.
PAA Finance Corp.
(Issuer with respect to the Securities)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	76-0582150 56-2464313 (I.R.S. Employer Identification No.)

333 Clay Street, Suite 1600 Houston, Texas 77002 (Address of Principal Executive Offices)	77002 (Zip Code)

Subordinated Debt
(Title of the Indenture Securities)

 FORM T-1

Item 1.    GENERAL INFORMATION.    Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

      Yes

Item 2.    AFFILIATIONS WITH OBLIGOR.    If the obligor is an affiliate of the Trustee, describe each such affiliation.

      None

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS:    List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee.*

  2.
  A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

  3.
  A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

  4.
  A copy of the existing bylaws of the Trustee.**

  5.
  A copy of each Indenture referred to in Item 4. Not applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

  7.
  Report of Condition of the Trustee as of June 30, 2015 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*
Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**
Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, State of Texas on the 21th of September, 2015.

By:	/s/ SHAZIA FLORES Shazia Flores Vice President

 Exhibit 2

 Exhibit 3

 Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: September 21, 2015

By:	/s/ SHAZIA FLORES Shazia Flores Vice President

 Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2015

($000's)

6/30/2015
Assets
Cash and Balances Due From Depository Institutions	$17,896,807
Securities	102,874,924
Federal Funds	53,692
Loans & Lease Financing Receivables	252,013,047
Fixed Assets	4,310,148
Intangible Assets	13,076,832
Other Assets	23,776,797

Total Assets	$414,002,247
Liabilities
Deposits	$307,828,983
Fed Funds	1,465,991
Treasury Demand Notes	0
Trading Liabilities	885,507
Other Borrowed Money	46,539,645
Acceptances	0
Subordinated Notes and Debentures	3,650,000
Other Liabilities	11,984,151

Total Liabilities	$372,354,277
Equity
Common and Preferred Stock	$18,200
Surplus	14,266,400
Undivided Profits	26,502,086
Minority Interest in Subsidiaries	861,284

Total Equity Capital	$41,647,970
Total Liabilities and Equity Capital	$414,002,247

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FORM T-1
  Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
  Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
  Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
  Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
SIGNATURE
Exhibit 2
Exhibit 3
Exhibit 6 CONSENT
Exhibit 7 U.S. Bank National Association Statement of Financial Condition As of 6/30/2015 ($000's)